Exhibit 99.1
SentinelOne Announces Fourth Quarter Fiscal Year 2024 Financial Results
Revenue increased 38% year-over-year
ARR up 39% year-over-year

MOUNTAIN VIEW, Calif. - March 13, 2024 - SentinelOne, Inc. (NYSE: S) today announced financial results for the fourth quarter and fiscal year 2024 ended January 31, 2024.
“We closed the year on a very strong note and surpassed our fourth quarter top and bottom line expectations. In fiscal year 2024, we delivered industry-leading revenue growth of 47% and operating margin improvement of more than 30 percentage points compared to the prior year,” said Tomer Weingarten, CEO of SentinelOne. “Our pace of innovation and security leadership remain unmatched. Enterprises are selecting SentinelOne at a record pace across endpoint, data, cloud security, and more. We are giving control back to the enterprises through enterprise-wide visibility and autonomous cybersecurity.”
“Once again, we delivered strong top-line growth and margin expansion, showcasing the scale and breadth of our Singularity Platform. We achieved our tenth consecutive quarter of over 25 percentage points of year-over-year operating margin improvement,” said Dave Bernhardt, CFO of SentinelOne. “Building on our fiscal year 2024 outperformance, we aim to maintain our industry-leading growth profile while turning the page on profitability by the end of the year.”
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the fourth quarter of fiscal year 2024 as well as our first quarter and full fiscal year 2025 financial outlook.
Fourth Quarter Fiscal 2024 Highlights
(All metrics are compared to the fourth quarter of fiscal year 2023 unless otherwise noted)

•Total revenue increased 38% to $174.2 million, compared to $126.1 million.

•Annualized recurring revenue (ARR) increased 39% to $724.4 million as of January 31, 2024.

•Customers with ARR of $100,000 or more grew 30% to 1,133 as of January 31, 2024. Dollar-based net retention rate (NRR) was approximately 115%.

•Gross margin: GAAP gross margin was 72%, compared to 68%. Non-GAAP gross margin was 78%, compared to 75%.

•Operating margin: GAAP operating margin was (47)%, compared to (79)%. Non-GAAP operating margin was (9)%, compared to (35)%.

•Cash flow margin: Operating cash flow margin was (4)%, compared to (18)%. Free cash flow margin was (6)%, 14 percentage points higher compared to (20)%.

•Cash, cash equivalents, and investments were $1.1 billion as of January 31, 2024.

Full Year Fiscal 2024 Highlights
(All metrics are compared to fiscal year 2023 unless otherwise noted)

•Total revenue increased 47% to $621.2 million, compared to $422.2 million.

•Gross margin: GAAP gross margin was 71%, compared to 66%. Non-GAAP gross margin was 77%, compared to 72%.

•Operating margin: GAAP operating margin was (61)%, compared to (95)%. Non-GAAP operating margin was (19)%, compared to (49)%.
Financial Outlook
We are providing the following guidance for the first quarter of the fiscal year 2025 (ending April 30, 2024), and for the fiscal year 2025 (ending January 31, 2025).

	Q1FY25 Guidance	Full FY2025 Guidance
Revenue	$181 million	$812-818 million
Non-GAAP gross margin	77.5%	77.5-78.5%
Non-GAAP operating margin	(14)%	(6)-(2)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, acquisition-related compensation costs, restructuring charges, and gains and losses on strategic investments. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the fourth quarter of fiscal year 2024, and outlook for the first quarter of fiscal year 2025 and full fiscal year 2025 today, March 13, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, competitive position, and future financial and operating performance, including our financial outlook for the first quarter of fiscal year 2025 and our full fiscal year 2025, including non-GAAP gross margin and non-GAAP operating margin; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; our ability to successfully integrate any acquisitions and strategic investments; actual or perceived defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; general global market, political, economic, and business conditions, including those related to declining global macroeconomic conditions, interest rate volatility, supply chain disruptions and inflation, actual or perceive instability in the banking sector, potential uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto, and geopolitical uncertainty, including the effects of the conflicts in the Middle East and Ukraine and the judicial reform in Israel; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense

Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible asset expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of the acquisition of Attivo Networks, Inc. in May 2022 (the Attivo acquisition). Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the Attivo acquisition in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring charges
Restructuring charges primarily relate to severance payments, employee benefits, stock-based compensation, impairment charges related to excess facilities and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gains and losses on strategic investments
Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).
Income tax benefit
We believe that excluding the tax benefit associated with the partial reversal of the valuation allowance against our deferred tax assets for the second quarter of fiscal year 2023 provides our senior management as well as other users of our financial statements with a valuable perspective on the performance and health of the business. This partial reversal relates to the realization of our deferred tax assets used to offset deferred tax liabilities recorded in the Attivo acquisition. This one-time benefit is not indicative of current or future operations and expenses.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and consumption and usage-based customers and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms. In the first quarter of fiscal year 2024, we adjusted our historical ARR. The adjustment to ARR did not impact historical total bookings or revenue. Further information relating to this adjustment can be found in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Key Business Metrics” in our Quarterly Report on Form 10-Q filed with the SEC on June 1, 2023.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers. Based on the adjustments to ARR described above, customers with ARR of $100,000 or more for the prior periods in fiscal year 2023 have been adjusted accordingly.
Dollar-Based Net Retention Rate (NRR)
We believe that our ability to retain and expand the revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.
Source: SentinelOne
NYSE: S
Category: Investors

Contact

Investor relations:
Doug Clark
investors@sentinelone.com

Press:
Karen Master
karen.master@sentinelone.com
+1 (440) 862-0676

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	January 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$256,651	$137,941
Short-term investments	669,305	485,584
Accounts receivable, net	214,322	151,492
Deferred contract acquisition costs, current	54,158	37,904
Prepaid expenses and other current assets	102,895	101,812
Total current assets	1,297,331	914,733
Property and equipment, net	48,817	38,741
Operating lease right-of-use assets	18,474	23,564
Long-term investments	204,798	535,422
Deferred contract acquisition costs, non-current	71,640	55,536
Intangible assets, net	122,903	145,093
Goodwill	549,411	540,308
Other assets	8,033	5,516
Total assets	$2,321,407	$2,258,913
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,759	$11,214
Accrued liabilities	104,671	100,015
Accrued payroll and benefits	74,345	54,955
Operating lease liabilities, current	4,689	3,895
Deferred revenue, current	399,603	303,200
Total current liabilities	590,067	473,279
Deferred revenue, non-current	114,930	103,062
Operating lease liabilities, non-current	18,239	23,079
Other liabilities	4,128	2,788
Total liabilities	727,364	602,208
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	27	21
Class B common stock	3	8
Additional paid-in capital	2,934,607	2,663,394
Accumulated other comprehensive loss	(1,550)	(6,367)
Accumulated deficit	(1,339,044)	(1,000,351)
Total stockholders’ equity	1,594,043	1,656,705
Total liabilities and stockholders’ equity	$2,321,407	$2,258,913

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Revenue	$174,175	$126,096	$621,154	$422,179
Cost of revenue(1)	48,266	39,771	179,281	144,177
Gross profit	125,909	86,325	441,873	278,002
Operating expenses:
Research and development(1)	56,446	53,904	218,176	207,008
Sales and marketing(1)	101,478	87,254	397,160	310,848
General and administrative(1)	46,822	45,197	198,247	162,722
Restructuring(1)	2,377	—	6,706	—
Total operating expenses	207,123	186,355	820,289	680,578
Loss from operations	(81,214)	(100,030)	(378,416)	(402,576)
Interest income	11,979	9,906	45,880	21,408
Interest expense	(3)	(605)	(1,216)	(1,830)
Other income (expense), net	(737)	(648)	918	(1,293)
Loss before income taxes	(69,975)	(91,377)	(332,834)	(384,291)
Provision for (benefit from) income taxes	2,007	2,303	5,859	(5,613)
Net loss	$(71,982)	$(93,680)	$(338,693)	$(378,678)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.24)	$(0.33)	$(1.15)	$(1.36)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	301,356,227	283,545,048	294,923,536	277,802,861

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$4,617	$3,011	$17,187	$10,093
Research and development	15,179	13,817	61,055	51,771
Sales and marketing	15,436	11,138	55,798	40,115
General and administrative	18,330	18,182	83,890	62,487
Restructuring	—	—	(1,060)	—
Total stock-based compensation expense	$53,562	$46,148	$216,870	$164,466

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended January 31,
	2024	2023
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(338,693)	$(378,678)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38,912	29,721
Amortization of deferred contract acquisition costs	48,682	36,417
Non-cash operating lease costs	4,020	3,559
Stock-based compensation expense	216,870	164,466
Accretion of discounts, and amortization of premiums on investments, net	(19,943)	(12,217)
Net gain on strategic investments	(2,703)	—
Other	4,637	(1,187)
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	(61,949)	(44,442)
Prepaid expenses and other assets	(1,207)	(14,499)
Deferred contract acquisition costs	(81,039)	(61,289)
Accounts payable	(4,499)	3,670
Accrued liabilities	4,271	4,976
Accrued payroll and benefits	19,140	(7,205)
Operating lease liabilities	(4,410)	(5,320)
Deferred revenue	108,197	92,496
Other liabilities	1,340	(3,755)
Net cash used in operating activities	(68,374)	(193,287)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,304)	(4,953)
Purchases of intangible assets	(3,505)	(407)
Capitalization of internal-use software	(13,956)	(13,452)
Purchases of investments	(466,253)	(1,938,007)
Sales and maturities of investments	639,193	925,185
Cash paid for acquisitions, net of cash and restricted cash acquired	(13,585)	(281,032)
Net cash provided by (used in) investing activities	140,590	(1,312,666)
CASH FLOW FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	—	(186)
Proceeds from exercise of stock options	28,317	17,335
Proceeds from issuance of common stock under the employee stock purchase plan	19,147	19,159
Net cash provided by financing activities	47,464	36,308
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	119,680	(1,469,645)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	202,406	1,672,051
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$322,086	$202,406

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Cost of revenue reconciliation:
GAAP cost of revenue	$48,266	$39,771	$179,281	$144,177
Stock-based compensation expense	(4,617)	(3,011)	(17,187)	(10,093)
Employer payroll tax on employee stock transactions	(149)	(35)	(389)	(85)
Amortization of acquired intangible assets	(5,139)	(5,139)	(20,389)	(15,957)
Acquisition-related compensation	(120)	(130)	(499)	(424)
Inventory write-offs due to restructuring	—	—	(720)	—
Non-GAAP cost of revenue	$38,241	$31,456	$140,097	$117,618

Gross profit reconciliation:
GAAP gross profit	$125,909	$86,325	$441,873	$278,002
Stock-based compensation expense	4,617	3,011	17,187	10,093
Employer payroll tax on employee stock transactions	149	35	389	85
Amortization of acquired intangible assets	5,139	5,139	20,389	15,957
Acquisition-related compensation	120	130	499	424
Inventory write-offs due to restructuring	—	—	720	—
Non-GAAP gross profit	$135,934	$94,640	$481,057	$304,561

Gross margin reconciliation:
GAAP gross margin	72%	68%	71%	66%
Stock-based compensation expense	3%	2%	3%	2%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	3%	4%	3%	4%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Non-GAAP gross margin	78%	75%	77%	72%

Research and development expense reconciliation:
GAAP research and development expense	$56,446	$53,904	$218,176	$207,008
Stock-based compensation expense	(15,179)	(13,817)	(61,055)	(51,771)
Employer payroll tax on employee stock transactions	(202)	(86)	(669)	(250)
Acquisition-related compensation	(594)	(437)	(1,514)	(1,165)
Non-GAAP research and development expense	$40,471	$39,564	$154,938	$153,822

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$101,478	$87,254	$397,160	$310,848
Stock-based compensation expense	(15,436)	(11,138)	(55,798)	(40,115)
Employer payroll tax on employee stock transactions	(361)	(127)	(1,112)	(505)
Amortization of acquired intangible assets	(2,156)	(2,143)	(7,972)	(6,613)
Acquisition-related compensation	(109)	(706)	(647)	(1,780)
Non-GAAP sales and marketing expense	$83,416	$73,140	$331,631	$261,835

General and administrative expense reconciliation:
GAAP general and administrative expense	$46,822	$45,197	$198,247	$162,722
Stock-based compensation expense	(18,330)	(18,182)	(83,890)	(62,487)
Employer payroll tax on employee stock transactions	(591)	(1,002)	(1,259)	(1,395)
Amortization of acquired intangible assets	—	(19)	(2)	(75)
Acquisition-related compensation	—	(320)	(383)	(999)
Non-GAAP general and administrative expense	$27,901	$25,674	$112,713	$97,766

Restructuring reconciliation:
GAAP restructuring expense	$2,377	$—	$6,706	$—
Stock-based compensation expense	—	—	1,060	—
Other restructuring charges	(2,377)	—	(7,766)	—
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating loss reconciliation:
GAAP operating loss	$(81,214)	$(100,030)	$(378,416)	$(402,576)
Stock-based compensation expense	53,562	46,148	216,870	164,466
Employer payroll tax on employee stock transactions	1,303	1,250	3,429	2,235
Amortization of acquired intangible assets	7,295	7,301	28,363	22,645
Acquisition-related compensation	823	1,594	3,043	4,369
Inventory write-offs due to restructuring	—	—	720	—
Other restructuring charges	2,377	—	7,766	—
Non-GAAP operating loss	$(15,854)	$(43,737)	$(118,225)	$(208,861)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Operating margin reconciliation:
GAAP operating margin	(47)%	(79)%	(61)%	(95)%
Stock-based compensation expense	31%	36%	35%	39%
Employer payroll tax on employee stock transactions	1%	1%	1%	1%
Amortization of acquired intangible assets	4%	6%	5%	5%
Acquisition-related compensation	—%	1%	—%	1%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Other restructuring charges	1%	—%	1%	—%
Non-GAAP operating margin	(9)%	(35)%	(19)%	(49)%

Net loss reconciliation:
GAAP net loss	$(71,982)	$(93,680)	$(338,693)	$(378,678)
Stock-based compensation expense	53,562	46,148	216,870	164,466
Employer payroll tax on employee stock transactions	1,303	1,250	3,429	2,235
Amortization of acquired intangible assets	7,295	7,301	28,363	22,645
Acquisition-related compensation	823	1,594	3,043	4,369
Inventory write-offs due to restructuring	—	—	720	—
Other restructuring charges	2,377	—	7,766	—
Gain on strategic investments	—	—	(2,703)	—
Income tax benefit	—	—	—	(9,667)
Non-GAAP net loss	$(6,622)	$(37,387)	$(81,205)	$(194,630)

Basic and diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.24)	$(0.33)	$(1.15)	$(1.36)
Stock-based compensation expense	0.18	0.16	0.74	0.58
Employer payroll tax on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangible assets	0.02	0.03	0.10	0.08
Acquisition-related compensation	—	0.01	0.01	0.02
Inventory write-offs due to restructuring	—	—	—	—
Other restructuring charges	0.01	—	0.03	—
Gain on strategic investments	—	—	(0.01)	—
Income tax benefit	—	—	—	(0.03)
Non-GAAP net loss per share, basic and diluted	$(0.02)	$(0.13)	$(0.28)	$(0.70)

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
GAAP net cash used in operating activities	$(6,182)	$(22,069)	$(68,374)	$(193,287)
Less: Purchases of property and equipment	(187)	(126)	(1,304)	(4,953)
Less: Capitalized internal-use software	(4,269)	(3,173)	(13,956)	(13,452)
Free cash flow	$(10,638)	$(25,368)	$(83,634)	$(211,692)

Net cash provided by (used in) investing activities	$113,029	$(66,674)	$140,590	$(1,312,666)

Net cash provided by financing activities	$23,682	$16,530	$47,464	$36,308

Operating cash flow margin	(4)%	(18)%	(11)%	(46)%
Free cash flow margin	(6)%	(20)%	(13)%	(50)%